EXHIBIT 10.14



                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 31st day of March 2003, by and among THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY ("CEDA") and VIRGINIA L. PERKINS ("Perkins").

                                    RECITALS

         A. CEDA is a governmental unit of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), a federally recognized Indian tribe, and has been formed to develop and manage an Indian gaming and resort Facility and related operations on the Tribe's Indian lands located in Coarsegold, CA.

         B. Cascade Entertainment Group, LLC ("Cascade") and CEDA have entered into a contract whereby Cascade shall develop and shall be the Manager of the Facility for CEDA under the terms and conditions of an Amended and Restated Development Agreement (the "Development Agreement") and an Amended and Restated Management Agreement (the "Management Agreement") (together, the "Cascade Agreements").

         C. Perkins is experienced in the opening and management of gaming and resort facilities.

         D. Under the provisions of the Management Agreement, Cascade has selected and CEDA wishes to employ Perkins and Perkins desires to perform services for CEDA, under the teams and conditions of the Cascade Agreements, and upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

Section 1.        EMPLOYMENT

         CEDA hereby employs and engages Perkins to serve as General Manager of the gaming and resort Facility ("the Facility"), and to perform such executive duties within the terms and conditions of the Cascade Agreements as Cascade may reasonably determine. Perkins hereby accepts such employment and agrees to render her full-time services exclusively to CEDA and to discharge her responsibilities to CEDA faithfully, diligently, to the best of her ability, and in the best interests of the enterprise. Perkins shall not, during the term of this Agreement, be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This Section 1 shall not be construed as preventing Perkins from investing her personal assets in businesses which do not compete with the Facility in such form or manner as will not require any services on the part of Perkins in the operation of the companies in which such investments are made and in which her participation is solely that of an investor.

Section 2.        COMPENSATION

         2.1 Salary. For services to be rendered by Perkins under this Agreement, CEDA agrees to pay to Perkins a base salary as of April 1, 2003 of $200,000 per year, less appropriate deductions, payable in accordance with the payroll practices of the Facility as managed by Cascade. At the time the Facility is opened to the public for gaming, Perkins's annual salary shall be increased to $215,000. Such annual salary may be increased from time to time, in the discretion of Cascade, based upon personal annual performance reviews and overall property performance, up to a 6% annual increase. Increases shall follow the Facility policies regarding annual salary increases.

         2.2 Incentive Compensation. In addition to the base salary described in
Section 2.1, Perkins will be entitled to receive additional compensation on the terms, and subject to the conditions, described in this Section 2.2. Any incentive compensation payable under this Section 2.2 shall terminate upon the termination of this Agreement.

         A. Perkins shall participate in an annual Bonus Program to be developed by Cascade for the Facility and which will be in operation upon opening to the public of the permanent gaming Facility. The Bonus Program will operate as a percentage of annual salary, on a sliding scale based on overall performance of the Facility. The program will offer a minimum bonus of 25% of Base Salary in the event of meeting annual EBITDA projections and a maximum bonus of 60% of Base Salary for incremental percentages attained over projected EBITDA;

         B. Additionally, there shall be a one-time lump-sum bonus in the amount of $25,000 if the financial ratios required by the bondholders, under the terms of the Indenture and related documents, are met in the first four full consecutive calendar quarters of operation.

Section 3.        BENEFITS

         3.1 Group Insurance and Similar Benefits. Perkins shall be entitled to participate for herself and her family in the group health and group dental & vision insurance benefits now existing or established hereafter, with the same coverage and terms as provided to key management employees of the Facility, as such coverage and terms may change from time to time. Costs for such coverage shall be paid by the Facility. Until such time as Perkins is enrolled in the Facility insurance programs and such insurance is effective, the Facility shall pay all COBRA insurance costs to maintain the prior insurance policies.

         3.2 Disability and Retirement Benefits. Perkins shall be entitled to participate in retirement benefit plans and disability insurance plans now existing or established hereafter, with the same coverage and terms as provided to executives of the Facility, as such coverage and terms may change from time to time.

         3.3 Vacations and Sick Leave. Perkins shall be entitled to paid vacation time, sick leave and personal time in accordance with the PTO policies and procedures established by the Facility; with an additional 7 days added to the General Manager position for the first year.

         3.4 Expenses and Allowances. During the term of this Agreement, Perkins will be entitled to (i) reimbursement of business expenses, subject to appropriate documentation, on the same terms and conditions as other employees of the Facility; and (ii) with prior approval of Cascade, memberships in appropriate professional and society organizations and company-paid expenses for travel to and attendance at appropriate industry meetings, educational seminars, and conferences.

Section 4.        RELOCATION EXPENSES

         4.1 Housing Allowance. The Facility shall reimburse Perkins for costs of temporary housing in the Coarsegold area until the first to occur of (i) the date on which Perkins purchases a residence in the area or (ii) 120 days, whichever is earlier. The amount of reimbursement under this Section 4.1 shall be determined by mutual agreement of Cascade and Perkins.

         4.2 Reimbursements. The Facility shall reimburse Perkins for the actual costs of moving and storing household furnishings and similar personal property from Mississippi to the Coarsegold area. The Facility shall also reimburse Perkins for reasonable travel to and from Mississippi to the Coarsegold area to facilitate the relocation.

Section 5.        SEVERANCE PAY AND BENEFITS

         5.1 Termination Without Cause. If Perkins's employment under this Agreement is terminated without Cause (as defined below) during the three-year term of this Agreement, Perkins shall be entitled to receive her then current salary and medical/dental benefits for a period equal to the remaining term of the Agreement following the date of termination.

         5.2 Termination for Cause. If Perkins's employment is terminated for Cause (as defined below), Perkins shall be entitled to salary and benefits through the date of termination, but she shall not be entitled to any salary or benefits for any period after the date of termination. As used in this Agreement, "Cause" shall mean (i) any act of fraud by Perkins in the performance of her duties, (ii) misappropriation by Perkins of assets of the Facility, CEDA, or Cascade, (iii) any intentional act or failure to act which results in material harm to the Facility's, CEDA's, or Cascade's assets, business or reputation, (iv) the inability of CEDA or Cascade to obtain any license, permit, or approval required by any regulatory agency having jurisdiction over CEDA or Cascade or its business if such inability is due to any act or failure to act by Perkins, (v) the inability of Perkins to obtain any license or recommendation of suitability required by any regulatory agency having jurisdiction over the Facility, CEDA, or Cascade or its business, (vi) any act or failure to act by Perkins which is a material breach of this Agreement or any other agreement to which the CEDA or Cascade is a party, including, but not limited to, the Development Agreement, and the Management Agreement, (vii) improper disclosure by Perkins to any third party of any confidential information, of the Facility, CEDA, or Cascade, its members or its clients, or (viii) Perkins's willful and material failure to perform assigned duties or to follow a legal and reasonable direction of Cascade.

Section 6.        INDEMNIFICATION

         CEDA shall indemnify and hold Perkins harmless, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts ("Indemnified Costs") arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which Perkins may be involved, or threatened to be involved, as a party or otherwise arising as a result of her status as an employee, officer, or agent of the Company, provided, however, Perkins shall not be entitled to indemnification hereunder for any Indemnified Costs which proximately result from Cause, as defined in Section 5 of this Agreement..

Section 7.        TERM AND TERMINATION

         The term of this Agreement shall commence on the date set forth in
Section 1 of this Agreement, and shall end on the third anniversary of such date. Notwithstanding the preceding sentence, Perkins understands and agrees that employment with CEDA is at will, and that either Perkins or Cascade, under the Management Agreement, may terminate this Agreement at any time, with or without Cause. Perkins may terminate this Agreement upon 30 days prior notice, which for purposes of this Agreement shall be treated as a termination for Cause.

Section 8.        RESTRICTIVE COVENANTS

         8.1 Non-solicitation. During the one (1) year period following termination of Perkins's employment with the Company, regardless of the reason for termination, Perkins agrees that she will not (i) solicit or induce or advise others to solicit any employee of the Facility, CEDA, or Cascade, or (ii) solicit or induce or advise others to solicit any Business Opportunity of CEDA or Cascade. For purposes of this Section 8, a "Business Opportunity" shall mean any party who has an existing contractual relationship with the CEDA or Cascade, any party with whom the CEDA or Cascade has held discussions regarding a prospective contractual relationship during the twelve (12) months prior to termination of Perkins's employment with the Company, and any party who has received a proposal from the CEDA or Cascade enter into a contractual relationship during the twenty-four (24) months prior to termination of Perkins's employment with the CEDA.

         8.2 Confidentiality. Perkins shall not disclose or in any way transfer, copy or reproduce any financial information, drawings, specifications or informational brochures, copies of the same, or any portions or components thereof, to any other entity or person, or disclose, make available or divulge to any corporation, partnership, limited liability company (except Cascade), person, firm, other business or person, any documents, correspondence, trade secrets, price lists, customer lists, business policies or procedures, technical information, or other confidential or secret information concerning the business and affairs of the CEDA or Cascade or any other information concerning the business and affairs of the CEDA or Cascade.

Section 9.        MISCELLANEOUS

         9.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties pertaining to that subject matter. No supplement, modification or amendment of this. Agreement shall be binding unless executed in writing by all the parties and approved by the President of Cascade and CEDA, notwithstanding any employee policy of CEDA or Cascade to the contrary. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver and, in the case of Cascade, approved by the President.

         9.2 The rights and obligations of the CEDA under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. Perkins shall have no right to assign any of her duties, obligations or rights hereunder.

         9.3 In the event any provision of this Agreement is held to be invalid, void or unenforceable, then all other provisions of this Agreement shall continue in full force and effect without being modified, impaired or invalidated in any way.

         9.4 This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and to be performed solely in California.

         9.5 Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, actual receipt or the third full business day following deposit in the United States mail with postage and fees prepaid, addressed to the other party hereto at such party's address shown below or at such other address as such party may designate by 10 calendar days' advance written notice to the other party hereto. The addresses for notices are as follows:

For CEDA:         Chukchansi Economic Development Authority
                  46575 Road 417
                  Coarsegold, CA 93614
                  Att:  Chairperson

For Cascade:      Cascade Entertainment Group, LLC
                  7915 Folsom Blvd.
                  Sacramento, CA 96826
                  Att:  Russell S. Pratt, President

For Perkins:      Virginia L. Perkins
                  123 Woodstone Drive
                  Vicksburg, Mississippi, 39183

         9.6 Limited Waiver of Sovereign Immunity. CEDA hereby expressly waives its immunity from suit regarding only disputes arising out of this Agreement, subject to the following limitations:

         9.6.1 The waiver granted herein is granted only to Perkins and not to any other Person.

         9.6.2 The waiver granted herein shall commence as of the date of this Agreement and shall continue until the expiration, termination, or cancellation of this Agreement, and the resolution of any disputes arising under this Agreement;

         9.6.3 The waiver granted herein is limited to compensatory damages up to the dollar total represented in the Agreement, and shall not extend to consequential or punitive damages.

         9.6.4 The waiver granted herein extends only to actions in the courts of the Tribe, the State of California, and the United States District Court for the Eastern District of California.

         9.6.5 The waiver granted herein extends only to actions brought under the laws of the Tribe, the Stare of California, or the United States.

         9.6.6 The waiver granted herein shall not be deemed a waiver of the sovereign immunity of the Tribe.

         9.7 In the event of legal action by any party to enforce this Agreement, the prevailing party or parties shall recover, as additional costs, reasonable attorneys' fees and experts' fees and costs incurred in bringing such suit and/or in enforcing any judgment granted therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                By /s/ Dixie Jackson
                                   ---------------------------------------


                                CASCADE ENTERTAINMENT GROUP, LLC, a
                                California limited liability company


                                By /s/ Russell S. Pratt
                                   ---------------------------------------
                                Russell S. Pratt, President


                                PERKINS


                                /s/ Virginia L. Perkins
                                ------------------------------------------
                                Virginia L. Perkins